[Munden & Associates, LLC letterhead]

March 24, 2010

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re:

Uplift Nutrition, Inc.

Commission File Number 000-52890

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Uplift Nutrition, Inc. in Item 4.01 of its Form 8-K dated February 22, 2010, captioned ”Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/Munden & Associates, LLC.

Munden & Associates, LLC

Bountiful, Utah